Exhibit 16.1

April 21, 2015

U.S. Securities and Exchange Commission 100 F Street NE
Washington, D.C. 20549-7561

Re:           Trunity Holdings, Inc.
 SEC File No. 000-53601

On April 16, 2015, our appointment as auditor for Trunity Holdings, Inc. ceased. We have read Trunity Holdings, Inc.’s statements included under Item 4.01 of its Form 8-K dated April 16, 2015, and agree with such statements, insofar as they apply to us.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Very truly yours,

CHERRY BEKAERT LLP

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